SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

Central European Distribution Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4) Date Filed:

Central European

Distribution Corporation

April 4, 2005

Dear Stockholder:

On behalf of the board of directors of Central European Distribution Corporation, or the Company, it is my pleasure to invite you to the 2005 annual meeting of stockholders. The annual meeting will be held on Monday, May 2, 2005, at 10:00 a.m., local time, at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street NW, 8th floor, Washington, DC 20037.

At the annual meeting, you will be asked to:

•	elect seven directors to serve on the board of directors, each for a one-year term;

•	ratify the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2005; and

•	transact any other business that is properly presented at the annual meeting or any adjournment that may take place.

The Company’s management will also review the Company’s results for 2004, and respond to appropriate stockholder questions. You will find other detailed information about the Company and its operations, including its annual report on Form 10-K for the year ended December 31, 2004, and it’s audited consolidated financial statements, enclosed with the 2004 annual report to stockholders.

The board of directors has approved the matters being submitted by the Company for stockholder approval at the annual meeting and recommends that stockholders vote “FOR” all of such proposals. It is important that your views be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope.

Sincerely,

William V. Carey

Chairman, President and Chief Executive Officer

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(610) 660-7817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2005

NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of Central European Distribution Corporation, a Delaware corporation, or the Company, will be held on Monday, May 2, 2005, at 10:00 a.m., local time, at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street NW, 8th floor, Washington, DC 20037. At the annual meeting, you will be asked to:

•	elect seven directors to serve on the board of directors, each for a one-year term;

•	ratify the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2005; and

•	transact any other business that is properly presented at the annual meeting or any adjournment that may take place.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Pursuant to the Company’s bylaws, the board of directors has fixed March 21, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at all adjournments that may take place. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and any adjournment that may take place. A list of all stockholders entitled to vote at the annual meeting will be open for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours for a period of ten days before the annual meeting at the offices of the Company, located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

James Archbold

Secretary

Bala Cynwyd, Pennsylvania

April 4, 2005

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the board of directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

TWO BALA PLAZA, SUITE 300, BALA CYNWYD, PENNSYLVANIA 19004

(610) 660-7817

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2005

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The board of directors of Central European Distribution Corporation, a Delaware corporation, or the Company, is sending you this proxy statement and the accompanying proxy card in connection with its solicitation of proxies to be used at the 2005 annual meeting of stockholders. The annual meeting will be held on Monday, May 2, 2005, at 10:00 a.m., local time, at the offices of Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street NW, 8th floor, Washington, DC 20037 and at any adjournments that may take place.

This proxy statement, the notice of annual meeting of stockholders, the proxy card and the Company’s annual report to stockholders were first mailed to stockholders on or about April 4, 2005.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders of record of the Company as of the close of business on March 21, 2005, will consider and vote on:

•	election of seven directors to serve on the board of directors, each for a one-year term;

•	ratification of the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2005; and

•	any other business that is properly presented at the annual meeting or any adjournment that may take place.

In addition, the Company’s management will report on the performance of the Company during 2004 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 21, 2005, are entitled to receive notice of annual meeting of stockholders and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 16,654,769 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of the board of directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendation is set forth together with the description of each item in this proxy statement. The board recommends a vote:

•	“for” election of the nominated slate of seven directors (see page 3); and

•	“for” ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors (see page 18).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no impact on the election of directors except to the extent failure to vote for an individual results in another individual receiving a larger proportion of votes. The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

Ratification of Independent Auditors and Other Items. For the ratification of the independent auditors and any other item voted upon at the annual meeting, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy will be required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Who will bear the costs of soliciting proxies for the annual meeting?

The cost of soliciting proxies for the annual meeting will be borne by the Company. The Company has retained ADP Investor Communications Services to solicit proxies by use of the mails on the Company’s behalf for a fee of approximately $14,000. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Company, who will not receive any additional compensation for their services but will be reimbursed for the out-of-pocket expenses they incur. Proxies and proxy material will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

ELECTION OF DIRECTORS

(Proposal 1)

The entire board of directors currently consists of seven members. At the annual meeting, seven directors will be elected, each to serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The following persons have been nominated for election as directors of the Company at the annual meeting: William V. Carey, David Bailey, N. Scott Fine, Tony Housh, Robert Koch, Jan W. Laskowski and Richard Roberts.

Information is provided below with respect to the nominees for the board of directors. Unless otherwise specified on the proxy, the persons named in the proxy intend to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Carey, Bailey, Fine, Housh, Koch, Laskowski and Roberts. The board of directors anticipates that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company’s bylaws, directors are elected by plurality vote. The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Nominees for Election as Directors

Name	Age	Position(s)
William V. Carey	40	Chairman, President and Chief Executive Officer
David Bailey	60	Director
N. Scott Fine	48	Director
Tony Housh	38	Director
Robert Koch	44	Director
Jan W. Laskowski	48	Director
Richard Roberts	57	Director

Directors are elected to serve until they resign or are removed, or until their successors are elected. All directors are elected annually at the annual meeting of stockholders.

William V. Carey has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1998. Mr. Carey began working for Carey Agri, a subsidiary of the Company, in 1990, and instituted and supervised the direct delivery system for Carey Agri’s nationwide expansion. Mr. Carey has 11 years experience heading distribution companies in Poland. Mr. Carey is a graduate of the University of Florida with a B.A. in economics.

David Bailey has been a director of the Company since December 2003. Mr. Bailey joined International Paper in 1968 and has held various levels of responsibility within that company. Currently, he is the Managing Director of International Paper Eastern Europe, with headquarters in Warsaw, Poland. Mr. Bailey is responsible for the manufacturing facilities located in Poland and Russia, with sales across the region of over $800 million and 6,000 employees. He currently is on the board of directors for the American Chamber of Commerce in

Poland, Litewska Children’s Hospital Foundation, United Way Poland, and is a member of the Polish Business Roundtable. Mr. Bailey served in the United States Army and graduated with a chemical engineering degree from Oregon State University.

N. Scott Fine has been a director of the Company since January 2003, and was previously a director during 2001. Mr. Fine is an investment banker at the Fine Equities division of Leeb Brokerage Services, Inc., a New York based investment-banking firm. Mr. Fine has been involved in corporate finance for over 20 years. Fine Equities focuses on small- to medium-cap companies and manages high net worth individuals and small institutions. Mr. Fine originated the process and co-managed the Company’s initial public offering. He has also worked on a series of transactions domestically and internationally in the healthcare and consumer products area. Mr. Fine currently sits on the Deans Advisory Board for The University of Connecticut’s Neag School of Education at Storrs, Connecticut.

Tony Housh has been a director of the Company since May 2000. Mr. Housh is a Warsaw, Poland-based investment and regulatory affairs advisor in private practice. Mr. Housh was the Executive Director of the American Chamber of Commerce in Poland from 1996 to 2000, where he obtained an in-depth knowledge of the Polish regulatory framework. He is also a member of the American Chamber’s board of directors as well as the board of directors of the Fulbright Commission. Prior to joining the American Chamber, Mr. Housh was the U.S. Treasury country officer for Poland at the Office of Technical Assistance. Mr. Housh is a graduate of Katholieke Universitiet van Leuven (Belgium) and the University of Kansas.

Robert P. (Bobby) Koch has been a director of the Company since February 2004. Mr. Koch is President and Chief Executive Officer of Wine Institute, the San Francisco-based public policy association representing over 850 California winery and associate members responsible for over 80% of U.S. wine production and 90% of U.S. wine exports. He joined Wine Institute in 1992 and, prior to becoming its President and Chief Executive Officer, headed the Washington, D.C. office as Senior Vice President. From 1986 through 1992, Mr. Koch held senior leadership positions in the House of Representatives for the House Majority Leader and House Majority Whip. He received his B.A. in government and politics from the University of Maryland in 1983. Mr. Koch is a member of the U.S. Department of Agriculture’s Agricultural Policy Advisory Committee for Trade (APAC), and a board member of the National Commission Against Drunk Driving and the Council on American Politics of the George Washington University Graduate School of Political Management. He also is active in raising funds for research to find the cure for Crohn’s disease and ulcerative colitis.

Jan W. Laskowski has served as a director of the Company since its inception in 1998. Mr. Laskowski has lived and worked in Poland since 1991. From 1996 to February 1999, he was the Vice President and member of the management board of American Bank in Poland, where he was responsible for business development. Before joining American Bank in 1991, Mr. Laskowski worked in London for Bank Liechtenstein (UK) Ltd from 1989 to 1991. He began his career with Credit Suisse, also in London, where he worked for 11 years.

Richard Roberts has been a director of the Company since July 2002. Mr. Roberts is President of RSR International, LLC, a consulting firm specializing in international marketing and sales of alcoholic beverages, and has over 30 years experience in the alcohol beverages field. From 1992 to January 2002, he was Vice President International for the Sutter Home Winery, responsible for all markets outside the United States. Prior to that, he held a variety of senior management positions at Seagram International, including marketing and sales, as well as several general management positions of Seagram production and distribution companies outside the United States. Mr. Roberts has an M.B.A. degree from the American Graduate School of International Management.

Director Independence and Other Matters

The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers, or NASD: David Bailey, N. Scott Fine, Tony Housh, Robert Koch, Jan W. Laskowski and Richard Roberts.

The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission, or SEC. The board has further determined that Jan W. Laskowski, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The Company encourages but does not require members of the board of directors to attend the annual meetings. All of the members of the board that were directors at such time attended the Company’s 2004 annual meeting with the exception of Bobby Koch.

Committees of the Board of Directors and Meetings

The board of directors held seven meetings in 2004, in addition to acting by unanimous written consent seven times. Each incumbent director attended at least 75% of the total number of meetings of the board and meetings of the committees of the board on which he served in 2004.

The board of directors has three standing committees, an audit committee (which is a separately designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act), a compensation committee and a nominating and corporate governance committee. The functions performed by the committees are summarized below. All of the members of the three committees are independent directors as defined by Rule 4200(a)(15) of the NASD’s listing standards.

Audit Committee. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time. The board of directors, upon the recommendation of the audit committee, approved a charter in December 1999, and amended it in 2002, to reflect the additional requirements of the Sarbanes-Oxley Act of 2002. A copy of the most current version of the charter is attached to the Company’s proxy statement for the Company’s 2004 annual meeting of stockholders. Messrs. Housh, Bailey and Laskowski currently constitute the audit committee. Mr. Housh serves as the chairman of the audit committee. The board has determined that Mr. Laskowski qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, and that each of the members of the audit committee is independent in accordance with applicable NASD standards and SEC rules and regulations. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee appoints, compensates, retains and oversees the work of the firm of independent auditors employed by the Company to conduct the annual audit examination of the Company’s financial statements. The members meet with the independent auditors and financial management to review the scope of the proposed audit for the year; the audit procedures to be utilized; audit fees; and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the financial statements, the related footnotes and the independent auditors’ report thereon and makes related recommendations to the board as the audit committee deems appropriate. The audit committee met 24 times during 2004. The report of the audit committee is set forth beginning on page 6 of this proxy statement.

Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, a copy of which is attached to this proxy statement as Appendix A. The compensation committee’s responsibilities include (i) making recommendations to the board of directors on salaries, bonuses and other forms of compensation for the Company’s officers and other key management and executive employees, (ii) administering the Company’s 1997 Stock Incentive Plan, or the Option Plan, and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors. Messrs. Laskowski, Fine and Roberts currently constitute the compensation committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. Mr. Laskowski serves as the chairman of the compensation committee. The compensation committee held 6 meetings during 2004. The report of the compensation committee is set forth beginning on page 7 of this proxy statement.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee operates under a written charter adopted by the board of directors that may be amended by the board at any time, in which case the most current version will be available on our web site at http://www.ced-c.com/investor.htm. The nominating and corporate governance committee monitors and safeguards the independence of the board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at the Company’s annual meetings of stockholders. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. In addition, the committee provides a leadership role in shaping the Company’s corporate governance. The committee also periodically reviews and assesses the adequacy of the Company’s Code of Conduct and makes recommendations to the board of directors regarding any modifications or waivers of any provision of the Code of Conduct. Messrs. Bailey, Housh and Koch currently constitute the nominating and corporate governance committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. Mr. Koch serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting in 2004.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Reports of the audit committee, the compensation committee and the nominating and corporate governance committee and the comparative stock prices graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The audit committee members are Tony Housh, Jan Laskowski and David Bailey, each of whom meet the independence and experience requirements set forth in Rule 4200(a)(15) of the listing standards of NASD. The audit committee held 24 meetings during 2004. The board of directors has determined that Mr. Laskowski qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K, and that he is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, or the Exchange Act.

To insure independence, the audit committee also meets separately with the Company’s independent public accountants, internal auditor and other members of management. In addition, the audit committee reviewed and discussed the audited financial statements with management. The audit committee met with the Company’s independent public accountants eight times during 2004. These meetings were separate from full board of directors meetings and the audit committee discussed matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent public auditors required by Independence Standards Board Standard No. 1 and has discussed the independence of the independent public auditors with them. Based on its review and discussion with the independent public auditors and with management, the audit committee has recommended to the board that the audited financial statements for the year ended December 31, 2004, be included in the Company’s annual report on Form 10-K.

Respectfully submitted,

Audit Committee

Tony Housh

David Bailey

Jan Laskowski

COMPENSATION COMMITTEE REPORT

The compensation committee members are Jan Laskowski, Tony Housh and David Bailey, each of whom is an independent director as defined in Rule 4200(a)(15) of the listing standards of the NASD. The compensation committee’s responsibilities include (i) making recommendations to the board on salaries, bonuses and other forms of compensation for the Company’s officers and other key management and executive employees, (ii) administering the Option Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors. The board of directors appointed the compensation committee in November 1997. Since that time, decisions on compensation of the Company’s executive officers have been made by the full board of directors or by the compensation committee.

The compensation policies of the Company are designed to (i) attract, motivate and retain experienced and qualified executives, (ii) increase the overall performance of the Company, (iii) increase stockholder value and (iv) improve the performance of individual executives. The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company’s overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The compensation committee believes that the level of base salaries plus bonuses of executives should generally be managed to compete in the Central European geographical area with other public and private companies. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company’s stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company’s performance (as reflected in the market price of the common stock).

The following describes in more specific terms the elements of compensation that implement the compensation committee’s compensation policies, with specific reference to compensation reported for 2004:

Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public and private companies in Central Europe. Base salaries for executive officers are reviewed annually based upon, among other things, individual performance and responsibilities.

Annual salary adjustments are recommended by the Chief Executive Officer (for executive officers other than himself) or by the board of directors (for the Chief Executive Officer) after an evaluation of the performance of each executive officer, including consideration of new responsibilities and the previous year’s performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the compensation committee.

Bonuses. The Company has traditionally paid annual bonuses to its executive officers based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. This policy was formalized in 2001 with the adoption of the Company’s Executive Bonus Plan, or the Bonus Plan, which was approved by the stockholders at the 2002 annual meeting. Under the Bonus Plan, the size of the bonus relates to the amount of the Company’s audited net earnings in a year (but not including deductions for interest payments, depreciation, amortization, foreign exchange adjustments or tax payments, or the Adjusted Net Income) measured against two earnings thresholds adopted by the board. For 2004, the lower threshold was $27 million and the upper threshold was $28 million. If the Adjusted Net Income for a year is above the lower threshold, the bonus is equal to 2% of the Adjusted Net Income above the lower threshold with the Chief Executive Officer receiving 1% and the Chief Financial Officer and Chief Operating Officer receiving 0.5% each. If the Adjusted

Net Income for a year is above the upper threshold, the bonus is equal to 2.25% of the Adjusted Net Income above the upper threshold with the Chief Executive Officer receiving 1.125% and the Chief Financial Officer and Chief Operating Officer receiving 0.5625% each. The total amount to be paid will not exceed $500,000.

In 2004, the Adjusted Net Income exceeded the higher threshold, and in accordance with the terms of the Bonus Plan, the Company paid a bonus of $240,000 to the Chief Executive Officer, and $120,000 each to the Chief Financial Officer and the Chief Operating Officer. The board believes that the Bonus Plan properly motivates the individuals who are most capable of affecting Company performance.

Stock Options. A third component of executive officers’ compensation is the Option Plan pursuant to which the Company grants executive officers and other key employees’ options to purchase shares of common stock. The compensation committee or the full board of directors grants stock options to the Company’s executives in order to align their interests with the interests of the stockholders. In 2004, in order to comply with Rule 16b-3 under the Exchange Act, option grants to the Company’s directors and executive officers were made by the full board of directors. Stock options are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. The compensation committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the closing market price of the common stock on the day before the grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. The Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

Stock option grants made to newly hired executive officers and other employees in 2004 reflect the significant individual contributions they are expected to make to the Company’s operations and implementation of the Company’s development and growth programs. During 2004, the Company granted stock options covering a total of 303,625 shares of common stock (25,800 of which were forfeited by employees who left the Company), not including options to purchase 46,125 shares of common stock automatically granted to board members.

The executive compensation policy described above is applied in setting the compensation of William Carey, the Company’s Chief Executive Officer. Mr. Carey generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and long-term equity-linked compensation in the form of stock options. The compensation committee’s general approach in establishing Mr. Carey’s compensation is to be competitive with peer companies, but to have a large percentage of his target salary subject to achievement of objective performance criteria and targets established in our strategic plan.

Mr. Carey’s compensation for 2004 included $225,000 in base salary and $62,000 in other compensation for housing and miscellaneous expenses. Mr. Carey is to receive a bonus in the amount of $240,000 for 2004 under the Bonus Plan. Mr. Carey’s salary was based on, among other factors, the Company’s performance and the 2004 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Respectfully submitted,

Compensation Committee

Jan Laskowski

Tony Housh

David Bailey

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

During the first three months of 2004, the Company retained Richard Roberts to provide consulting services. For these services, the Company paid a monthly fee to Mr. Roberts of $5,000, or $15,000 during the year.

Director Compensation

Each director is entitled to receive an annual fee of $6,000 for serving as a member of the board of directors. The chairmen of the audit committee and the compensation committee are each entitled to receive an additional annual fee of $10,000. The chairman of the nominating and corporate governance committee is not entitled to receive any additional fee. In addition to the director fee, the Chairman of the board of directors is entitled to receive an annual fee of $12,000.

Pursuant to the Option Plan, a director on the date of his or her initial election to the board of directors is granted an option to purchase 7,875 shares of common stock. Thereafter, the director is granted an option to purchase 3,375 shares of common stock. In addition, the chairmen of the audit committee and the compensation committee each receives an annual grant of option to purchase 6,750 shares of common stock under the Option Plan, while the chairman of the nominating and corporate governance committee does not receive any additional option grant. In addition, the members of the audit committee and the compensation committee each receive an annual grant of option to purchase 1,125 shares of common stock under the Option Plan, while the members of the nominating and corporate governance committee do not receive any additional option grants. In addition to the options granted to directors, the Chairman of the board of directors receives an additional annual grant of option to purchase 10,125 shares of common stock under the Option Plan.

The Company reimburses directors for out-of-pocket travel expenditures relating to their service on the board of directors.

Director Nomination Process

On February 26, 2004, the board or directors formed a nominating and corporate governance committee, currently consisting of Messrs. Bailey, Housh and Koch, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the NASD. Although the nominating and corporate governance committee has not established specific minimum requirements for director nominee candidates, in assessing qualifications, it will consider various criteria, including (1) such candidate’s independence (consistent with the NASD’s listing standards), (2) whether such candidate is a director, consultant or employee of any competitor of the Company, (3) such candidate’s other obligations and time commitments and location and how such factors may impact on his or her ability to attend meetings of the board in person and (4) any other NASD or SEC requirements, such as financial literacy or financial expertise with respect to audit committee members.

The nominating and corporate governance committee has two primary methods for identifying candidates beyond those proposed by the Company’s stockholders. On a periodic basis, the nominating and corporate governance committee solicits ideas for possible candidates from a number of sources, including members of the board of directors, senior-level management, individuals personally known to the members of the board and research, including publications, database and Internet searches. In addition, the nominating and corporate governance committee may, from time to time, use its authority under its charter to retain a search firm to identify candidates. To date, the nominating and corporate governance committee has not engaged third parties to identify or evaluate or assist in identifying potential director nominees.

To date, the Company has not received any recommendations from stockholders that were not subsequently voluntarily withdrawn by such stockholder requesting the board or any of its committees to consider a nominee for inclusion among the board’s slate of nominees. Accordingly, the nominating and corporate governance committee has not at this time adopted a formal policy by which the Company’s stockholders may recommend director nominees. However, the nominating and corporate governance committee will consider nominees recommended by stockholders if such recommendations are made in compliance with the Company’s bylaws and applicable SEC rules and regulations. The Company’s bylaws provide that a stockholder must provide written notice delivered to the Company’s secretary at the Company’s principal executive office not later than the date that corresponds to 120 days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. In addition, such stockholder notice must include (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s common stock owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (v) any other information relating to such person that is required to be included in the proxy statement (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, as it appears on the Company’s books, and (ii) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder. The stockholder notice must also comply with all applicable SEC rules and regulations.

The Company anticipates that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the nominating and corporate governance committee may prefer nominees who are personally known to the existing directors and officers and whose reputations are highly regarded.

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.

Communications with the Board of Directors

Although the Company has not developed formal processes by which stockholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the board either generally or in the care of the Chief Executive Officer, Secretary or another corporate officer is forwarded to all members of the board of directors, has served the board’s and the Company’s stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the board’s attention are forwarded to the board. In the future, the nominating and corporate governance committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s web site, any communication to the board should be mailed to the board, in care of the Company’s Secretary, at the Company’s corporate headquarters at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder–board Communication” or “Stockholder – Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication.

Code of Conduct

The Company has adopted a Code of Conduct that applies to the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions) and directors. The Company’s Code of Conduct is available on the Company’s web site at http://www.ced-c.com/investor.htm. Any changes or waivers to the Code of Conduct for the

Company’s principal executive officer, principal financial officer or principal accounting officer or persons performing similar functions will be disclosed on the Company’s web site.

Executive Officers

The names, ages, current positions held and date from which the current position was held of all executive officers of the Company are set forth below.

Name	Age	Position(s)	Position Since
William V. Carey	40	Chairman, President and Chief Executive Officer	1997

Evangelos Evangelou	37	Vice President and Chief Operating Officer	1998

James Archbold	44	Vice President and Director of Investor Relations	2002

Chris Biedermann	37	Chief Financial Officer	2005

The following sets forth the business experience, principal occupations and employment of each of the executive officers who do not serve on the board of directors.

Evangelos Evangelou joined the Company in September 1998 as Vice President and Chief Operating Officer. From October 1993 until July 1998, Mr. Evangelou was Assistant Manager and General Manager of Louis Poland Sp. z.o.o., where he was responsible for the operations of all food and beverage outlets within Warsaw International Airport. Prior to coming to Poland, Mr. Evangelou was in food and beverage management in the United Kingdom.

James Archbold joined the Company in January 2002 as Vice President and Director of Investor Relations. From August 1996 through January 1998, he held the position of National Sales Director for Domestic Brands for Carey Agri, a subsidiary of the Company. Prior to joining the Company, he worked in Poland for AIG/Lincoln, a real estate development company, as Director of Marketing and Leasing. Prior to coming to Poland in 1995, he worked in the retail brokerage industry in New York for five years. Mr. Archbold holds a M.A. degree from Columbia University in applied linguistics.

Chris Biedermann joined the Company in January 2005 as Chief Financial Officer. From February 2003 through December 2004, Mr. Biedermann held the position of country finance manager with General Electric Consumer & Industrial, Poland, where he managed the finance function for three production plants in Poland, including manufacturing finance and controllers group. From May 1998 to January 2003, Mr. Biedermann held a number of positions with Coca – Cola Hellenic Bottling Company (HBC) S.A. From March 2001 to January 2003, he held the position of country chief financial officer and operations manager with Coca – Cola HBC S.A., Slovenia. From November 2000 to March 2001, he worked with Coca – Cola HBC, London, UK where he worked as part of a team to develop business overview and financials for long-term credit rating application and road show presentation for certain securities issuance. In 2000, he held the position of commercial finance manager for Coca – Cola HBC, Poland. Mr. Biedermann has an M.B.A. from the University of Texas.

EXECUTIVE COMPENSATION

The following table shows, for the periods indicated, compensation awarded or paid by the Company to its executive officers whose compensation exceeded $100,000 during the periods indicated.

Summary Compensation Table

						Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation				Securities Underlying Options (#)
		Salary	Bonus	Other Annual Compensation
William V. Carey Chairman, President and Chief Executive Officer	2004 2003 2002	$225,000 217,702 203,102	$240,000 120,000 252,500	$62,000 55,000 55,000	(1) (1) (1)	90,000 75,000 22,500	(2) (3)

Evangelos Evangelou Vice President and Chief Operating Officer	2004 2003 2002	$116,690 113,600 98,127	$120,000 60,000 126,250	— — —		48,750 33,750 11,250	(2) (3)

Neil Crook(4) Former Vice President and Chief Financial Officer	2004 2003 2002	$95,945 109,261 117,346	$120,000 60,000 126,250	— — —		22,500 37,500 11,250	(3)

James Archbold(5) Vice President and Director of Investor Relations	2004 2003 2002	$100,000 — 80,000	— — 25,000	— — —		35,625 — 33,750	(2)

(1)	Represent expenses paid to Mr. Carey for housing and other miscellaneous expenses.

(2)	Includes 45,000, 26,250 and 18,750 options granted to Messrs. Carey, Evangelou and Archbold in January 2005.

(3)	Includes 45,000, 22,500 and 22,500 options granted to Messrs. Carey, Evangelou and Crook in January 2004, (adjusted for 3 for 2 stock split of May 2004.

(4)	Mr. Crook resigned from his position as Vice President and Chief Financial Officer, effective January 17, 2005, but remained with the Company to assist Chris Biedermann, the current Chief Financial Officer of the Company, through March 16, 2005.

(5)	Mr. Archbold’s compensation for 2003 is not included because his compensation did not exceed $100,000.

Employment Agreements

William V. Carey’s employment contract with the Company, which commenced on July 31, 1998, was extended for another three-year period ending August 1, 2007. Mr. Carey serves as the Chief Executive Officer of the Company and Carey Agri. He was paid an annual base salary at the rate of $225,000 per year for 2004, which amount will increase to $247,000 for 2005. Mr. Carey’s base salary is to be reviewed no less frequently than annually. Mr. Carey is entitled to be paid $62,000 annually as special benefits to help cover the cost of housing, school fees, home leave and club memberships. Mr. Carey participates in benefit plans and fringe benefits also available to all other senior executives of the Company. Mr. Carey’s employment agreement entitles him to receive bonuses in accordance with the Bonus Plan.

Mr. Carey may terminate his employment agreement only for good reason, which includes the Company’s failure to perform its obligations under the employment agreement. The Company may terminate the agreement for cause, which includes Mr. Carey’s willful refusal to follow written orders of the board of directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature, conviction of a felony involving moral turpitude or continued failure to perform his required duties. If the Company terminates the agreement for cause or Mr. Carey terminates it without good reason, Mr. Carey’s salary and benefits will be paid only through the date of termination. If the Company terminates the employment agreement other than for cause or if Mr. Carey terminates it for good reason, the Company will pay Mr. Carey his salary and benefits through the date of termination in a single lump sum payment and other amounts or benefits at the time such amounts would have been due.

Pursuant to the agreement, Mr. Carey has agreed that during the term of employment, and for a one-year period following termination of employment, he will not compete with the Company. In case his contract is terminated before August 1, 2007, the Company has agreed to pay Mr. Carey’s salary for one year and to provide certain benefits for six months. The ownership by Mr. Carey of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business shall not be viewed as a violation of his agreement.

Evangelos Evangelou’s employment contract with the Company, which commenced on September 16, 1998, was extended for another three year period ending September 16, 2007. Mr. Evangelou serves as the Chief Operating Officer of both the Company and Carey Agri. He is paid a base salary of $116,690 for 2004. Mr. Evangelou is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company. Mr. Evangelou’s employment agreement can be terminated by either party on six months’ notice.

Neil Crook served as the chief financial officer of both companies until his effective date of resignation, January 17, 2005. Thereafter, Mr. Crook remained with the Company to assist Chris Biedermann, the current Chief Financial Officer of the Company, until March 16, 2005. Mr. Crook was a party to an employment agreement. Under the employment agreement, similar to Mr. Carey, Mr. Crook could have terminated his employment agreement with the Company for good reason, and the Company could have terminated the employment agreement with Mr. Crook on 180 days’ notice. Mr. Crook voluntarily resigned, without good reason.

James Archbold’s employment contract with the Company which commenced on October 1, 2001, was extended for another three year period ending October 1, 2007. Mr. James Archbold serves as Vice President and Director of Investor Relations of the Company. He was paid an annual base salary at the rate of $100,000 for 2004, which amount will increase to $105,000 for 2005. Mr. Archbold is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company. Mr. Archbold’s employment agreement can be terminated by either party on six months’ notice.

Similar to Mr. Carey, Mr. Archbold may terminate his employment agreement with the Company for good reason. The Company may terminate the employment agreement with Mr. Archbold on 180 days’ notice. The Company can also terminate its agreement with Mr. Archbold if he is unable to perform his duties for a consecutive three-month period. Mr. Archbold has entered into a non-competition agreement with the Company similar to Mr. Carey’s.

Chris Biedermann entered into a three-year employment agreement with the Company and with Carey Agri effective as of January 17, 2005. Mr. Chris Biedermann serves as the Chief Financial Officer of both companies. He is paid an annual base salary at the rate of $100,000 for 2005. Mr. Biedermann is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company. Mr. Biedermann’s employment agreement can be terminated by either party on six months’ notice.

Similar to Mr. Carey, Mr. Biedermann may terminate his employment agreement with the Company for good reason. The Company may terminate the employment agreement with Mr. Biedermann on 180 days’ notice. The Company can also terminate its agreement with Mr. Biedermann if he is unable to perform his duties for a consecutive three-month period. Mr. Biedermann has entered into a non-competition agreement with the Company similar to Mr. Carey’s.

Option Grants and Exercises

During 2004, the Company granted options to purchase a total of 303,625 shares of common stock to its employees, including the individuals listed in the Summary Compensation Table. This number does not include options to purchase 46,125 shares of common stock that the Company granted to its non-employee directors during 2004. These options were granted at exercise prices equal to the fair market value of the Company’s common stock on the date of grant.

The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in 2004. In accordance with the SEC rules, the “potential realizable values” provided in the following table are:

•	net of exercise price before taxes;

•	based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

•	based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

These numbers are calculated based on SEC requirements and do not reflect the Company’s projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004		Exercise Price		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
							5%		10%
William V. Carey	13,500 45,000	4.8 15.9	% %	$ $	20.47 21.07	5/3/09 1/1/09	$ $	352,964 1,210,106	$ $	455,056 1,527,005
Neil Crook	22,500	8.0%			$21.07	1/1/14		$772,218		$1,229,628
Evangelos Evangelou	22,500	8.0%			$21.07	1/1/14		$772,218		$1,229,628
James Archbold	16,875	5.0%			$21.07	1/1/14		$579,164		$922,221

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table presents information about options held by the executive officers named in the Summary Compensation Table and the value of those options as of December 31, 2004. The value of in-the-money options is based on the closing price on December 31, 2004, of $29.54 per share, net of the option exercise price.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
William V. Carey	37,125	$969,705	181,125	13,500	$3,424,024	$145,873
Neil Crook	65,000	$1,421,738	47,500	0	$850,289	-
Evangelos Evangelou	0	0	101,250	0	$2,078,766	-
James Archbold	45,250	$602,070	63,875	0	$869,453	-

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of March 9, 2005 (or as of the date indicated in the footnotes below): (i) by each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) by all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Exchange Act. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officers and Directors
William V. Carey (1)	2,796,105	16.6%
James Archbold (2)	108,125	*
Neil Crook (2)	80,790	*
Evangelos Evangelou (2)	103,950	*
David Bailey (2)	13,500	*
N. Scott Fine (2)	3,375	*
Tony Housh (2)	38,750	*
Robert Koch (2)	11,400	*
Jan W. Laskowski (2)	45,000	*
Richard Roberts (2)	16,200	*
All directors and executive officers as a group (10 people)	3,217,195	18.2%

Other Principal Stockholders
FMR Corp. (3)	2,133,473	12.4%
William V. Carey Stock Trust (1)	1,133,415	6.6%
Oberweis Asset Management, Inc. (4)	966,000	5.6%
Granahan Investment Management, Inc. (5)	853,395	5.1%

*	Less than 1%.

(1)	Includes 1,527,690 shares beneficially owned by Mr. Carey (including 1,333,065 shares of common stock and 194,625 shares which can be acquired upon the exercise of options which are currently exercisable or which become exercisable within 60 days), 135,000 shares beneficially owned by his wife and 1,133,415 shares held in the name of the William V. Carey Stock Trust. Mr. Carey is the beneficiary of the shares held in the William V. Carey Stock Trust, and he will become the sole owner of these shares and may terminate the trust on December 11, 2005. Mr. Carey administers the trust, which includes the power to vote the securities held and make any investment decisions. The trust instrument permits one trustee to delegate any and all power, duties or directions to the other trustee, although this action has not been taken. Mr. Carey disclaims beneficial ownership of the shares beneficially owned by his wife. The address of Mr. Carey and the William V. Carey Stock Trust is 1602 Cottagewood Drive, Brandon, Florida 33511.

(2)	Includes shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 9, 2005, as follows:

Name	Shares (#)	Name	Shares (#)
William V. Carey	194,625	N. Scott Fine	3,375
James Archbold	63,875	Tony Housh	38,750
Evangelos Evangelou	101,250	Robert Koch	11,250
Neil Crook	47,500	Jan W. Laskowski	45,000
David Bailey	13,500	Richard Roberts	14,625

(3)	The information in this table for FMR Corp., or FMR, is based solely on an Amendment No. 1 to Schedule 13G filed by FMR with the SEC regarding its beneficial ownership of the Company’s common stock on February 10, 2005. FMR reported it had beneficial ownership of, and sole dispositive power with respect to, 2,133,473 shares, and sole voting power with respect to 1,455,443 shares. FMR’s Amendment No.1 to Schedule 13G includes shares beneficially owned by Edward C. Johnson 3d, chairman and significant stockholder of FMR, Abigail P. Johnson, a director and significant stockholder of FMR, Fidelity Management Trust Company, a wholly owned subsidiary of FMR, Fidelity Management & Research Company, a wholly owned subsidiary of FMR, Fidelity Funds – European Growth Pool, a wholly owned subsidiary of Fidelity Management & Research Company, and Fidelity International Limited. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	The information in this table for Oberweis Asset Management, Inc., or Oberweis Asset, is based solely on a Schedule 13G filed by Oberweis Asset with the SEC regarding its beneficial ownership of the Company’s common stock on December 31, 2004. Oberweis Asset reported it had beneficial ownership of, and shared voting power and shared dispositive power with respect to, 966,000 shares. Oberweis Asset’s Schedule 13G includes shares beneficially owned by James D. Oberweis and James W. Oberweis, the principal stockholders of Oberweis Asset Management, Inc. The address of Oberweis Asset Management, Inc., James D. Oberweis and James W. Oberweis is 951 Ice Cream Drive, Suite 200, North Aurora, Illinois 60542.

(5)	The information in this table for Granahan Investment Management, Inc., or Granahan Investment, is based solely on a Schedule 13G filed by Granahan Investment with the SEC regarding its beneficial ownership of the Company’s common stock on December 31, 2004. Granahan Investment reported it had beneficial ownership of 853,395 shares, sole dispositive power with respect to 853,395 shares, sole voting power with respect to 203,950 shares, and shared voting power with respect to 649,445 shares. The address of Granahan Investment Management, Inc. is 275 Wyman Street, Suite 270, Waltham, Massachusetts 02154.

COMPARATIVE STOCK PRICES

The following chart sets forth comparative information regarding the Company’s cumulative stockholder return on its common stock from the last trading day before its five preceding fiscal year (December 31, 1999) through and including the last trading day of its most recent fiscal year (December 31, 2004). Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company’s cumulative stockholder return based on an investment of $100 at December 31, 1999 (at the closing price of $2.22 is compared to the cumulative total return of the CRSP Total Return Index for the Nasdaq Market (US and Foreign) and the Nasdaq Non-Financial Stocks Index, comprised of publicly traded companies which are principally in non-financial business during that same period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CENTRAL EUROPEAN DISTRIBUTION CORP.,

THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX

AND THE NASDAQ NON-FINANCIAL INDEX

*$100 invested on 12/31/99 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

RATIFICATION OF THE APPOINTMENT

OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 2)

On February 14, 2005, the board of directors approved the recommendation of the audit committee that PricewaterhouseCoopers be retained as the Company’s independent public accountants and selected and appointed PricewaterhouseCoopers to serve as the Company’s independent public accountants for the year ending December 31, 2005, to audit the consolidated financial statements of the Company, subject to ratification by the stockholders at the annual meeting.

Stockholder ratification of Proposal 2 is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting Proposal 2 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 2, the board will reconsider whether or not to retain PricewaterhouseCoopers. Even if Proposal 2 is ratified, the board in its discretion may direct the appointment of a different independent accountant at any time during the year if the board determines that such a change would be in the best interests of the Company and its stockholders.

No representative of PricewaterhouseCoopers is expected to be present at the annual meeting.

Change of Independent Auditors

PricewaterhouseCoopers was engaged by the Company on March 18, 2003, to replace Ernst & Young Audit sp. z.o.o., or E&Y, as the Company’s independent public accountants. The decision to change accountants was recommended by the audit committee and approved by the board of directors.

E&Y’s reports on the Company’s financial statements for 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 2002 and 2001, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y, would have caused them to make reference thereto in their reports on the financial statements for such years.

The Company provided E&Y with a copy of the foregoing disclosures and filed a copy of E&Y’s letter, dated March 28, 2003, stating that it found no basis for disagreement with such statements, with the SEC.

Fees Paid to Independent Auditors and Other Information

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers:

	2004	2003
Audit fees	$409,500	$193,200
Audit-related fees (1)	17,370	–
Tax fees (2)	-	–
All other fees (3)	73,685	3,100

Total fees	$500,555	$196,300

(1)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under “Audit fees.”

(2)	Tax fees include fees for professional services related to tax compliance, tax advice and tax planning.

(3)	All other fees include fees for professional services rendered in connection with Company’s stock split in June 2003.

The audit committee currently pre-approves all audit and permissible non-audit services prior to commencement of services. During 2004, the audit committee pre-approved 100% of the total fees to PricewaterhouseCoopers, and in 2003, the audit committee pre-approved 100% of the total fees to PricewaterhouseCoopers.

The audit committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor’s independence.

During 2004, none of the total hours expended on the Company’s financial audit by PricewaterhouseCoopers were provided by persons other than full-time, permanent employees of PricewaterhouseCoopers.

Required Vote

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the annual meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to 2004 or upon written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2006 annual meeting of stockholders must be received at the Company’s principal executive offices no later than December 5, 2005, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2006 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable rules and regulations of the SEC in effect at the time such proposal is received.

A stockholder’s notice to the Secretary must comply with applicable SEC regulations and set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact James Archbold, Vice President and Director of Investor Relations, at Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004, telephone (610) 660-7817. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The board of directors does not know of any other matters to be presented for a vote at the annual meeting. If, however, any other matter should properly come before the annual meeting or any adjournment of the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the board, or in the absence of such direction, in their own best judgment.

By Order of the Board of Directors,

William V. Carey

Chairman and Chief Executive Officer

Bala Cynwyd, Pennsylvania

April 4, 2005

A copy of the annual report to stockholders for the fiscal year ended December 31, 2004, accompanies this proxy statement. The Company will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee and receipt of a request addressed to the Corporate Secretary, Central European Distribution Corporation, Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004. This fee will be limited to the Company’s reasonable expenses in providing the exhibits.

Appendix A

Compensation Committee Charter

Purpose

The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the CEDC’s executive officers and supervision of CEDC’s stock option plans.

Organization

The Compensation Committee shall consist of at least three Board Members, each of whom shall satisfy the independence and other provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission implementing the Sarbanes-Oxley Act of 2002 and all applicable rules of Nasdaq. The Board will appoint Committee members and the Committee’s chairperson shall be appointed by the Board.

The Committee will meet at least twice a year, with authority to convene additional meetings as circumstances require. The Committee or chairperson will meet with the Chief Executive Officer to discuss matters relating to other executive officers from time to time as circumstances dictate.

Responsibilities

The Compensation Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•	Develop guidelines and review the compensation and performance of CEDC’s executive officers, review and approve for recommendation to the Board the compensation of the chief executive officers and the other executive officers of CEDC, and evaluate the executive officers’ performance in light of these goals and objectives. The Compensation Committee will make certain that the chief executive officer is not present during voting or deliberation on his compensation.
•	Make recommendations to the Board regarding the management contracts of executive officers when they are proposed or are to be renewed.
•	Make recommendations to the Board with respect to the compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans, establish criteria for the granting of options to CEDC’s directors and officers and review and approve the granting of such options in accordance with such criteria.
•	Delegate to the Chief Executive Officer the power to grant options to non-executive employees and others within the conditions of the prevailing stock option plan as approved by CEDC’s shareholders.
•	Supervise the administration of CEDC’s stock option plans with CEDC’s secretary, making sure that correct records and documentation are kept of options granted and outstanding. The chairperson of the Board will sign off on a quarterly basis on an official list of all options outstanding signifying the Board’s knowledge and acceptance of all options granted that are outstanding.
•	Report to the Board at every meeting (quarterly or otherwise) all matters regarding the Compensation Committee’s competence and propose appropriate resolutions as required.
•	Produce an annual report of its activities for inclusion in CEDC’s annual proxy statement.

Committee Resources

The Compensation Committee will have the power to obtain advice and seek assistance from internal and external legal, accounting and other consultants agreeing with the Board the extent of the funding necessary for the payment to any consultants retained.

A-1

The Charter

•	This Charter was prepared by the Compensation Committee and approved by the CEDC Board on November 19, 2002 and amended on May 3, 2004

•	The Compensation Committee will review this Charter on an annual basis and recommend any proposed changes to the Board for approval.

•	The latest version of the Charter will be published at least every two years in CEDC’s annual proxy statement.

A-2

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

MAY 2, 2005

(1)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS (2) and (3) LISTED BELOW.

1. Election of seven (7) directors, to serve until the 2006 Annual Meeting of Stockholders.

NOMINEES:

WILLIAM V. CAREY

DAVID BAILEY

N. SCOTT FINE

TONY HOUSH

ROBERT P. KOCH

JAN W. LASKOWSKI

RICHARD ROBERTS

2. For ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year 2005.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the stockholder specifies otherwise (in which case it will be voted as specified).

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Board of Directors on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2.

PROXY

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Solicited on behalf of the Board of Directors)

The undersigned holder of common stock of Central European Distribution Corporation, revoking all proxies heretofore given, hereby constitutes and appoints William V. Carey as Proxy, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the annual meeting of Stockholders of Central European Distribution Corporation to be held on Monday, May 2, 2005 at 10:00 a.m., local time, at the offices of Dickstein Shapiro Morin & Oshinsky LL, 2101 L Street NW, 8th floor, Washington, D.C. 20037 and at any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE